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                                                              Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" included in the Zilog, Inc. Current Report on Form 8-K dated February 11, 1998, filed with the Securities and Exchange Commission and to the incorporation by reference of our report dated February 6, 1998, with respect to the consolidated financial statements of Zilog, Inc. for the year ended December 31, 1997 in the Registration Statements Form S-4 (No. 333-42123) and related Proxy Statement/Prospectus of Zilog, Inc. for the registration of 375,000 shares of its common stock and Form S-8 (Nos. 33-67938 and 33-95110) pertaining to the 1990 Zilog Employee Common Share Option Plan and 1990 Zilog Employee Stock Purchase Plan, and the 1994 Long-Term Stock Incentive Plan and in the related Prospectuses.



                                      /s/ Ernst & Young LLP
San Jose, California
February 6, 1998